    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

 FLEET FINANCIAL GROUP, INC.           RHODE ISLAND                    05-0341324
    Fleet Capital Trust I                Delaware                   To be applied for
    Fleet Capital Trust II               Delaware                   To be applied for
   Fleet Capital Trust III               Delaware                   To be applied for
    Fleet Capital Trust IV               Delaware                   To be applied for
    Fleet Capital Trust V                Delaware                   To be applied for
  (Exact name of issuer as     (State or other jurisdiction         (I.R.S. Employer
  specified in its charter)                 of                     Identification No.)
                                     incorporation or
                                       organization)

                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 292-2000

  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                          WILLIAM C. MUTTERPERL, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          FLEET FINANCIAL GROUP, INC.
                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

         LAURA N. WILKINSON, ESQ.                    VINCENT J. PISANO, ESQ.
             EDWARDS & ANGELL                         SKADDEN, ARPS, SLATE,
         One Hospital Trust Plaza                       MEAGHER & FLOM LLP
      Providence, Rhode Island 02903                     919 Third Avenue
              (401) 274-9200                    New York, NY 10022 (212) 735-3000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE
                                (SEE NEXT PAGE)
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                            AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED     BE REGISTERED          PER UNIT         OFFERING PRICE       REGISTRATION
Preferred securities of Fleet Capital
  Trust I.............................         (1)                 (2)                 (1)                 N/A
Preferred securities of Fleet Capital
  Trust II............................         (1)                 (2)                 (1)                 N/A
Preferred securities of Fleet Capital
  Trust III...........................         (1)                 (2)                 (1)                 N/A
Preferred securities of Fleet Capital
  Trust IV............................         (1)                 (2)                 (1)                 N/A
Preferred securities of Fleet Capital
  Trust V.............................         (1)                 (2)                 (1)                 N/A
Guarantees by Fleet Financial Group,
  Inc. of the above-referenced
  preferred securities................         (3)                 (3)                 (3)                 N/A
Subordinated debt securities of Fleet
  Financial Group, Inc................         (1)                 (2)                 (1)                 N/A
      Total...........................      $1,000,000             N/A              $1,000,000             $303

(1) Subject to the following sentence, there is being registered hereunder an indeterminate number of Preferred Securities of Fleet Capital Trust I, Fleet Capital Trust II, Fleet Capital Trust III, Fleet Capital Trust IV and Fleet Capital Trust V (collectively, the "Trusts") and an indeterminate principal amount of Subordinated Debt Securities of Fleet Financial Group, Inc. ("Fleet"). In no event will the aggregate initial offering price of the Preferred Securities of the Trusts issued under this Registration Statement exceed $1,000,000, exclusive of accrued interest and dividends, if any. A like amount of Subordinated Debt Securities may be issued and sold by Fleet to any of the Trusts, in which event such Subordinated Debt Securities may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(3) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings, comprised of the obligations of Fleet to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of Fleet as set forth in the Declaration of Trust of each Trust and the Subordinated Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantee, when taken together with Fleet's obligations under the Subordinated Debt Securities, the Subordinated Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Fleet of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 1, 1996

PROSPECTUS
                          FLEET FINANCIAL GROUP, INC.
                          SUBORDINATED DEBT SECURITIES
                             FLEET CAPITAL TRUST I
                             FLEET CAPITAL TRUST II
                            FLEET CAPITAL TRUST III
                             FLEET CAPITAL TRUST IV
                             FLEET CAPITAL TRUST V
                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                          FLEET FINANCIAL GROUP, INC.

    Fleet Financial Group, Inc. ("Fleet" or the "Company"), a Rhode Island corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of Fleet, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

    Fleet Capital Trust I, Fleet Capital Trust II, Fleet Capital Trust III, Fleet Capital Trust IV and Fleet Capital Trust V (each, a "Fleet Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective Fleet Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Fleet Capital Trusts out of moneys held by each of the Fleet Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Fleet to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. Fleet's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of Fleet and will rank pari passu with the most senior preferred stock, if any, issued from time to time by Fleet. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Fleet Capital Trust, or a trustee of such Fleet Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such Fleet Capital Trust. The Subordinated Debt Securities purchased by a Fleet Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Fleet Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

    Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any Fleet Capital Trust, the terms of which will mirror the terms of the Subordinated Debt Securities held by the Fleet Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered, will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, currency or currency unit for which Subordinated Debt Securities may be purchased, currency or currency unit in which the principal and any interest on Subordinated Debt Securities is payable, maturity, premium, if any, any exchange, conversion or redemption provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Fleet, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and
(ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of Fleet.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to purchasers of the Offered Securities.

    Fleet and/or each of the Fleet Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Fleet and/or any Fleet Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

    This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Fleet in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

    This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

            THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
        DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY
                 OF FLEET (OTHER THAN THE FLEET CAPITAL TRUSTS)
                             AND ARE NOT INSURED BY
         THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND
              OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                The date of this Prospectus is            , 1996

    FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Fleet and the Fleet Capital Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declarations of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Fleet Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

    Fleet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Fleet can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web set on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange.

    No separate financial statements of any of the Fleet Capital Trusts have been included herein. Fleet does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Fleet Capital Trusts will be owned, directly or indirectly, by Fleet, a reporting company under the Exchange Act, (ii) each of the Fleet Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Fleet Financing Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Fleet, and (iii) Fleet's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of each of the Fleet Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each Trust, the guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

    The Fleet Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Fleet Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Fleet pursuant to
Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

    (c) Current Reports on Form 8-K dated January 17, 1996, January 19, 1996, February 8, 1996, February 21, 1996, March 15, 1996 (as amended by a Form 8-K/A dated April 5, 1996), March 25, 1996, March 26, 1996, March 27, 1996, April 1,
1996, April 15, 1996, April 17, 1996, May 1, 1996, May 15, 1996 (as amended by a
Form 8-K/A dated August 5, 1996), July 17, 1996, August 15, 1996, August 23, 1996, September 27, 1996 and October 16, 1996.

    Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents filed by Fleet pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

    Fleet will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations Department, Fleet Financial Group, Inc., One Federal Street, Boston, Massachusetts 02110, (617) 292-2000.

                          FLEET FINANCIAL GROUP, INC.

GENERAL

    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. Fleet was the 11th largest bank holding company in the United States as of June 30, 1996, in terms of total assets, with total assets of $87.7 billion, total deposits of $68.1 billion and stockholders' equity of $7.1 billion.

    Fleet is engaged in a general commercial banking and trust business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its six banking subsidiaries, and also provides, through its nonbanking subsidiaries and its credit card banking subsidiary, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 292-2000.

HOLDING COMPANY

    Fleet is a holding company with no independent operations and thus its ability to make payments on its obligations, including payments on the Subordinated Debt Securities, is dependent on its ability to obtain funds from its subsidiaries.

    Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including the holders of the Offered Securities, to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions with safe and sound banking practices.

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Fleet from its banking subsidiaries. Under applicable banking statures, at June 30, 1996, Fleet's banking subsidiaries could have declared additional dividends of approximately $275 million. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

    Under the policy of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 amended the federal bankruptcy laws to provide that in the event of the bankruptcy of Fleet, any commitment by Fleet to its regulators to maintain the capital of a banking subsidiary would be assumed by the bankruptcy trustee and entitled to a priority of payment.

                                   THE TRUSTS

    Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by Fleet, as sponsor for such trust (the "Sponsor") and the Fleet Financing Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Fleet Financing Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by Fleet. The Common Securities of each Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Trust except that upon an event of default under the Declaration, with respect thereto, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Fleet will, directly or indirectly, acquire Common Securities of each Trust in an aggregate liquidation amount equal to approximately 3 percent of the total capital of each Fleet Capital Trust. Each Fleet Capital Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable Declaration. Each Fleet Capital Trust's business and affairs will be conducted by the trustees (the "Fleet Capital Trustees") appointed by Fleet, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Fleet Capital Trustees of a Fleet Capital Trust. The duties and obligations of the Fleet Capital Trustees shall be governed by the Declaration of such Fleet Capital Trust. One or more of the Fleet Financing Trustees for each Trust will be persons who are employees or officers of or affiliated with Fleet (the "Regular Trustees"). One Fleet Financing Trustee of each Fleet Capital Trust will be a financial institution which will be unaffiliated with Fleet and which shall act as institutional trustee under the Declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Fleet Capital Trustee of each Fleet Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). Fleet will pay all fees and expenses related to the Fleet Capital Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each Fleet Capital Trust in the State of Delaware, and its principal place of business is, First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801. The principal place of business of each Fleet Capital Trust shall be c/o Fleet Financial Group, Inc., One Federal Street, Boston, Massachusetts 02110.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

    Fleet's consolidated ratios of earnings to fixed charges were as follows for the years and periods indicated:

                                                                     SIX MONTHS
                                                                       ENDED
                                                                      JUNE 30,                 YEAR ENDED DECEMBER 31,
                                                                --------------------  ------------------------------------------
                                                                  1996       1995       1995       1994       1993       1992
                                                                ---------  ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES:
  Excluding interest on deposits..............................      2.90x      2.13x      1.74x      2.27x      2.27x      1.82x
  Including interest on deposits..............................       1.70       1.52       1.33       1.61       1.54       1.25


                                                                   1991
                                                                -----------
RATIO OF EARNINGS TO FIXED CHARGES:
  Excluding interest on deposits..............................           *
  Including interest on deposits..............................           *

------------------------

* The sum of fixed charges exceeded earnings by $16 million for both the ratio excluding and including interest on deposits for the year ended December 31, 1991.

    For purposes of computing the consolidated ratios, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on short-term debt and long-term debt (including interest related to capitalized leases and capitalized interest) and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.

                                USE OF PROCEEDS

    Each Trust will use the proceeds of the sale of the Trust Securities to acquire Subordinated Debt Securities from Fleet. Unless otherwise indicated in the applicable Prospectus Supplement, Fleet intends to use the net proceeds from the sale of the Subordinated Debt Securities for general corporate purpose, principally to extend credit to, or fund investments in, its subsidiaries. The precise amounts and timing of extensions of credit to, and investments in, such subsidiaries will depend upon the subsidiaries' funding requirements and the availability of other funds. Pending such applications, the net proceeds may be temporarily invested in marketable securities or applied to the reduction of Fleet's short-term indebtedness. Based upon the historic and anticipated future growth of Fleet and the financial needs of its subsidiaries, Fleet may engage in additional financings of a character and amount to be determined as the need arises.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

    Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

    The Subordinated Debt Securities will be unsecured, fully subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a special committee appointed thereby (each, a "Supplemental Indenture"). (Section 2.03)

    In the event Subordinated Debt Securities are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust, such Subordinated Debt Securities subsequently may be distributed PRO RATA to the holders of such Trust Securities in connection with the dissolution of such Fleet Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust.

    Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued; (4) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (5) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions for a sinking purchase or other analogous fund; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of Fleet or the holder; (10) the form of such Subordinated Debt Securities; and (11) any other specific terms of the Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of Fleet by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Sections 3.01 and 3.02).

    If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

    The covenants contained in the Indenture would not necessarily afford protection to holders of the Subordinated Debt Securities in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

    Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities that are not issued to a Fleet Capital Trust may be made at the option of Fleet by check mailed to the address of the person entitled thereto as it appears in the Security Register.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

    The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SUBORDINATION

    The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of Fleet to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF FLEET

    If Subordinated Debt Securities are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) Fleet shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, or (iii) Fleet shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) Fleet shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of common stock, par value $0.01 per share, of Fleet (the "Fleet Common Stock") in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debt Securities), (y) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet capital stock for another class or series of Fleet capital stock or (z) the purchase of fractional interests in shares of Fleet capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, and
(b) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Fleet which rank pari passu with or junior to such Subordinated Debt Securities.

    In the event Subordinated Debt Securities are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Fleet Capital Trust, for so long as such Trust Securities remain outstanding, Fleet will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such Fleet Capital Trust; provided, however, that any permitted successor of Fleet under the Indenture may succeed to Fleet's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Fleet Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Fleet Capital Trust, the redemption of all of the Trust Securities of such Fleet Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Fleet Capital Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Section 3.09)

LIMITATION ON MERGERS AND SALES OF ASSETS

    Fleet shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of any domestic jurisdiction and shall expressly assume the obligations of Fleet under the Indenture and (b) after giving effect thereto, no Default shall have occurred and be continuing under the Indenture. (Section 10.01)

DEFAULTS, EVENTS OF DEFAULT, WAIVER AND NOTICE

    The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes a "Default" with respect to each series of Subordinated Debt Securities:

    (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

    (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

    (d) any Event of Default.

    Any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

    (x) certain events of bankruptcy, insolvency or reorganization of Fleet; or

    (y) in the event Subordinated Debt Securities are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Fleet Capital Trust, the redemption of all of the Trust Securities of such Fleet Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Fleet Capital Trust.

    Unless an Event of Default shall have occurred and be continuing with respect to a series of Subordinated Debt Securities, neither the holders of the Subordinated Debt Securities nor the Debt Trustee may accelerate the payment of principal or premium, if any, of such Subordinated Debt Securities.

    The Indenture provides that the Debt Trustee may withhold notice of a Default from the holders of a series of Subordinated Debt Securities (except a Default in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so. (Section 5.08)

    The Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of such series then outstanding may declare the principal of all such Subordinated Debt Securities of such series to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture or certain events of bankruptcy, insolvency and reorganization of Fleet shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities or all series outstanding which have the benefit of such covenants or agreements (treated as one class) may declare the principal of all such Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all affected series, as the case may be) then outstanding. (Section 5.01)

    The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. (Sections 5.07 and 5.04). Notwithstanding the foregoing, subject to the subordination provisions set forth in a Prospectus Supplement, the right of any holder of Subordinated Debt Securities to receive payment of the principal of and interest on such Subordinated Debt Securities on or after the due dates therefor, as the same may be extended in accordance with the terms of such Subordinated Debt Securities, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder. If the Subordinated Debt Securities are issued to a Fleet Capital Trust, the same rights with respect to the Subordinated Debt Securities will extend to the holders of the Preferred Securities issued by such Trust. The Indenture requires the annual filing by Fleet with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.07)

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected. (Section 9.02)

DEFEASANCE AND DISCHARGE

    The Indenture provides that Fleet, at Fleet's option: (a) will be Discharged from any and all obligations in respect of the Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described herein under "Certain Covenants of Fleet"), in each case if Fleet deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. To exercise any such option, Fleet is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a Discharge pursuant to clause
(a), such opinion shall be accompanied by a private letter ruling to the effect received by Fleet from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option. (Section 11.05)

GOVERNING LAW

    The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.05)

THE DEBT TRUSTEE

    Fleet or its affiliates maintain certain accounts and other banking relationships with the Debt Trustee and its affiliates in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    Each Fleet Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Fleet Capital Trust authorizes the Regular Trustees of such Fleet Capital Trust to issue on behalf of such Fleet Capital Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as Indenture Trustee for purposes of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Debt Securities held by the Fleet Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Fleet Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issuable by such Fleet Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Fleet Capital Trust and the date or dates upon which such distributions shall be payable; (iv) whether distributions on Preferred Securities issued by such Fleet Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Fleet Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Fleet Capital Trust to the holders of Preferred Securities of such Fleet Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust; (vi) the obligation, if any, of such Fleet Capital Trust to purchase or redeem Preferred Securities issued by such Fleet Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Fleet Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of holders of Preferred Securities issued by such Fleet Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Fleet Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Fleet Capital Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities owned by such Fleet Capital Trust may be distributed to holders of Preferred Securities of such Trust; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Fleet Capital Trust not inconsistent with the Declaration of such Fleet Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by Fleet to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each Fleet Capital Trust will issue one series of Common Securities. The Declaration of each Fleet Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such Fleet Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by a Fleet Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities of a Fleet Capital Trust will also carry the right to vote to appoint, remove or replace any of the Fleet Capital Trustees of such Trust. All of the Common Securities of each Fleet Capital Trust will be directly or indirectly owned by Fleet.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    If an Event of Default under the Declaration of a Fleet Capital Trust occurs and is continuing, then the holders of Preferred Securities of such Fleet Capital Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against Fleet. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such Fleet Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such Fleet Capital Trust may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Fleet Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by Fleet for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. [ ] will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Fleet Capital Trust.

GENERAL

    Pursuant to each Preferred Securities Guarantee, Fleet will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Fleet Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Fleet Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Fleet Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a Fleet Capital Trust, to the extent not paid by such Fleet Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Fleet Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent such Fleet Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Fleet Capital Trust; and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Fleet Capital Trust has funds available therefor and (b) the amount of assets of such Fleet Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Fleet Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. Fleet's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Fleet to the holders of Preferred Securities or by causing the applicable Fleet Capital Trust to pay such amounts to such holders.

    The Preferred Securities Guarantees will not apply to any payment of distributions except to the extent a Fleet Capital Trust shall have funds available therefor. If Fleet does not make interest payments on the Subordinated Debt Securities purchased by a Fleet Capital Trust, such Fleet Capital Trust will not pay distributions on the Preferred Securities issued by such Fleet Capital Trust and will not have funds available therefor.

    The Preferred Securities Guarantees, when taken together with Fleet's obligations under the Subordinated Debt Securities, the Indenture and the Declarations, including its obligations to pay costs, expenses, debts and liabilities of the Fleet Capital Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Fleet of payments due on the Preferred Securities.

    Fleet has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Fleet Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF FLEET

    In each Preferred Securities Guarantee, Fleet will covenant that, so long as any Preferred Securities issued by the applicable Fleet Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such Fleet Capital Trust, then (a) Fleet shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation running pari passu with or junior to the Subordinated Debt Securities), (ii) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet capital stock for another class or series of Fleet capital stock or, (iii) the purchase of fractional interests in shares of Fleet capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and (b) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Fleet which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Fleet Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Fleet and shall inure to the benefit of the holders of the Preferred Securities of the applicable Fleet Capital Trust then outstanding.

TERMINATION

    Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Fleet Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Fleet Capital Trust,
(b) upon distribution of the Subordinated Debt Securities held by such Fleet Capital Trust to the holders of the Trust Securities of such Fleet Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Fleet Capital Trust upon liquidation of such Fleet Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Fleet Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder.

    The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. Any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against Fleet to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Fleet Capital Trust, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

    The Preferred Securities Guarantees will constitute unsecured obligations of Fleet and will rank (i) subordinate and junior in right of payment to all other liabilities of Fleet, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Fleet and with any guarantee now or hereafter entered into by Fleet in respect of any preferred or preference stock of any affiliate of Fleet, and (iii) senior to Fleet Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Fleet Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

    The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Securities Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

    Fleet or its affiliates maintain certain accounts and other banking relationships with the Preferred Guarantee Trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

    The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
      SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

    As set forth in the Declaration, the sole purpose of each of the Fleet Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Fleet Capital Trusts, and to invest the proceeds from such issuance and sale in Subordinated Debt Securities.

    As long as payments of interest and other payments are made when due on the Subordinated Debt Securities held by a Fleet Capital Trust, such payments will be sufficient to cover distributions and payments due on the Trust Securities of such Trust because of the following factors: (i) the aggregate principal amount of such Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on such Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Fleet shall pay all, and the Fleet Capital Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of such Fleet Capital Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Fleet Trustees shall not take or cause or permit the Fleet Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of such Fleet Capital Trust. Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Fleet as and to the extent set forth under "Description of the Preferred Securities Guarantees." If Fleet does not make interest payments on the Subordinated Debt Securities purchased by the applicable Fleet Capital Trust, the applicable Fleet Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable Fleet Capital Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that Fleet has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable Fleet Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with Fleet's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable Fleet Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

    If Fleet fails to make interest or other payments on a series of Subordinated Debt Securities when due (taking account of any Extension Period), the Declarations provide a mechanism whereby the holders of the Preferred Securities affected thereby, using the procedures described in any accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities of a Trust may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Subordinated Debt Securities owned by such Trust without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities of a Trust may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities owned by such Trust. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. Fleet, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Fleet fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee

Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Fleet Capital Trust, the Guarantee Trustee, or any other person or entity.

    Fleet and each of the Fleet Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Fleet of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees--General."

                              PLAN OF DISTRIBUTION

    Fleet may sell the Subordinated Debt Securities and any Fleet Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers. Such underwriters, dealers or agents may be affiliates of Fleet, and offers or sales of such securities may include secondary market transactions by affiliates of Fleet.

    Offers to purchase Offered Securities may be solicited directly by Fleet and/or any Fleet Capital Trust, as the case may be, or by agents designated by Fleet and/or any Fleet Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Fleet to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Fleet in the ordinary course of business.

    If an underwriter or underwriters are utilized in the sale, Fleet will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Fleet and/or any Fleet Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Fleet and/or any Fleet Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

    This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Fleet in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

    The participation of an affiliate or subsidiary of Fleet in the offer and sale of the Offered Securities will comply with the requirements of Rule 2720 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of the affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

    Underwriters, agents or their controlling persons may engage in transactions with and perform services for Fleet in the ordinary course of business.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust. The validity of the Subordinated Debt Securities and the Guarantee and certain matters relating thereto will be passed upon for Fleet and certain United States federal income taxation matters will be passed upon for Fleet and the Fleet Capital Trusts by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank and beneficially owns 4,052 shares of Fleet Common Stock. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Fleet appearing in Fleet's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for mortgage servicing rights, investments in debt and equity securities and income taxes.

    The consolidated financial statements of National Westminster Bancorp, Inc. (as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995) appearing in Fleet's Current Report on Form 8-K dated March 25, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for investments and accounting for post-retirement benefits other than pensions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FLEET FINANCIAL GROUP, INC., THE TRUSTS OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLEET FINANCIAL GROUP, INC. OR THE TRUSTS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                PROSPECTUS

Available Information.....................................................
Incorporation of Certain Documents by Reference...........................
Fleet Financial Group, Inc................................................
The Trusts................................................................
Consolidated Ratios of Earnings to Fixed Charges..........................
Use of Proceeds...........................................................
Description of the Subordinated Debt Securities...........................
Description of the Preferred Securities...................................
Description of the Preferred Securities Guarantees........................
Effect of Obligations Under the Subordinated Debt Securities and the
  Preferred Securities Guarantee..........................................
Plan of Distribution......................................................
Legal Matters.............................................................
Experts...................................................................

                              PREFERRED SECURITIES

                             FLEET CAPITAL TRUST I
                             FLEET CAPITAL TRUST II
                            FLEET CAPITAL TRUST III
                             FLEET CAPITAL TRUST IV
                             FLEET CAPITAL TRUST V

                              PREFERRED SECURITIES
                           FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                          FLEET FINANCIAL GROUP, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               NOVEMBER   , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement.................................................  $   *
Legal Fees and Expenses...............................................................      *
Accounting Fees and Expenses..........................................................      *
Blue Sky Fees and Expenses............................................................      *
Printing and Engraving Fees...........................................................      *
Trustee's expenses....................................................................      *
Fees of rating agencies...............................................................      *
NYSE Listing Fee......................................................................      *
Miscellaneous.........................................................................      *
Total.................................................................................  $   *
                                                                                              ---

* To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Fleet's By-laws provide for indemnification to the extent permitted by
Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires Fleet to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in Fleet's best interests, (b) in all other cases that his conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Fleet's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding, provided, however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of Fleet for liabilities arising under the Securities Act of 1933 pursuant to such provisions, Fleet is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    The Declaration of Trust of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or Fleet, of Trustees, their officers, directors and employees and certain other persons.

ITEM 16. EXHIBITS.

        1(a) --Form of Underwriting Agreement for offering of Preferred Securities(1)
        4(a) --Certificate of Trust of Fleet Capital I. (Certificates of Trust for each other
             Trust, identical except for the name, will be filed upon request.)(1)
        4(b) --Declaration of Trust of Fleet Capital I. (Declarations of Trust for each other
             Trust, identical except for the name, will be filed upon request.)(1)
        4(c) --Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Preferred Securities.(1)
        4(d) --Form of Indenture between Fleet and The First National Bank of Chicago, as
             Trustee.(1)
        4(e) --Form of Supplemental Indenture to be used in connection with the issuance of
             Subordinated Debt Securities and Preferred Securities.(1)
        4(f) --Form of Preferred Security (included in Exhibit 4(c)).
        4(g) --Form of Subordinated Debt Security (included in Exhibit 4(e)).
        4(h) --Form of Guarantee with respect to Preferred Securities.(1)
        5(a) --Opinion of Edwards & Angell.(1)
        5(b) --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.(1)
        8  --Tax Opinion of Edwards & Angell.(1)
       12  --Computation of Ratio of Earnings to Fixed Charges. (1)
       23(a) --Consent of KPMG Peat Marwick LLP as to Fleet.
       23(b) --Consent of KPMG Peat Marwick LLP as to National Westminster Bancorp, Inc.
       23(c) --Consent of Edwards & Angell. (included in Exhibit 5(a)).
       23(d) --Consent of Skadden, Arps, Slate, Meagher & Flom. (included in Exhibit 5(b)).
       24  --Powers of Attorney (the powers of attorney for Fleet are included in its
             Registration Statement signature page), the powers of attorney for each Trust are included in Exhibit 4(b).
       25(a) --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
             The First National Bank of Chicago, as Debt Trustee under the Indenture.(1)
       25(b) --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
             The First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital I and under the Preferred Securities
             Guarantee of Fleet for the benefit of the holders of Preferred Securities of
             Fleet Capital I.(1)
       25(c) --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
             The First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital II and under the Preferred Securities
             Guarantee of Fleet for the benefit of the holders of Preferred Securities of
             Fleet Capital II.(1)
       25(d) --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
             The First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital III and under the Preferred Securities
             Guarantee of Fleet for the benefit of the holders of Preferred Securities of
             Fleet Capital III.(1)
       25(e) --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
             The First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital IV and under the Preferred Securities
             Guarantee of Fleet for the benefit of the holders of Preferred Securities of
             Fleet Capital IV.(1)
       25(f) --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
             The First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital V and under the Preferred Securities
             Guarantee of Fleet for the benefit of holders of Preferred Securities of Fleet
             Capital V.(1)

------------------------

(1) To be filed by amendment.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Each person whose signature appears below hereby constitutes and appoints the Chairman, the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer or the Secretary, or any of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, The Commonwealth of Massachusetts, on November 1, 1996.

                                FLEET FINANCIAL GROUP, INC.

                                By:  /s/ TERRENCE MURRAY
                                     -----------------------------------------
                                     Terrence Murray
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on November 1, 1996.

          SIGNATURE                        TITLE
------------------------------  ---------------------------

       /s/ JOEL ALVORD          Chairman and Director
------------------------------
         Joel Alvord

     /s/ TERRENCE MURRAY        President, Chief Executive
------------------------------    Officer and Director
       Terrence Murray

    /s/ EUGENE M. MCQUADE       Executive Vice President
------------------------------    and Chief Financial
      Eugene M. McQuade           Officer

   /s/ ROBERT C. LAMB, JR.      Chief Accounting Officer
------------------------------    and Controller
     Robert C. Lamb, Jr.

                                Director
------------------------------
     William Barnet, III

                                Director
------------------------------
       Bradford R. Boss

    /s/ STILLMAN B. BROWN       Director
------------------------------
      Stillman B. Brown

  /s/ PAUL J. CHOQUETTE, JR.    Director
------------------------------
    Paul J. Choquette, Jr.

     /s/ JOHN T. COLLINS        Director
------------------------------
       John T. Collins

          SIGNATURE                        TITLE
------------------------------  ---------------------------

      /s/ BERNARD M. FOX        Director
------------------------------
        Bernard M. Fox

    /s/ JAMES F. HARDYMON       Director
------------------------------
      James F. Hardymon

                                Director
------------------------------
       Robert M. Kavner

                                Director
------------------------------
      Raymond C. Kennedy

     /s/ ROBERT J. MATURA       Director
------------------------------
       Robert J. Matura

     /s/ ARTHUR C. MILOT        Director
------------------------------
       Arthur C. Milot

    /s/ THOMAS D. O'CONNOR      Director
------------------------------
      Thomas D. O'Connor

                                Director
------------------------------
      Michael B. Picotte

       /s/ LOIS D. RICE         Director
------------------------------
         Lois D. Rice

     /s/ JOHN R. RIEDMAN        Director
------------------------------
       John R. Riedman

                                Director
------------------------------
        John S. Scott

     /s/ SAMUEL O. THIER        Director
------------------------------
       Samuel O. Thier

    /s/ PAUL R. TREGURTHA       Director
------------------------------
      Paul R. Tregurtha

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, The Commonwealth of Massachusetts, on November 1, 1996.

                                             FLEET CAPITAL TRUST I
                                             FLEET CAPITAL TRUST II
                                             FLEET CAPITAL TRUST III
                                             FLEET CAPITAL TRUST IV
                                             FLEET CAPITAL TRUST V

                                             By:                   /s/ EUGENE M. MCQUADE
                                                        ------------------------------------------
                                                                     Eugene M. McQuade
                                                                          Trustee

                               INDEX OF EXHIBITS

     1(a)  --Form of Underwriting Agreement for offering of Preferred Securities (1)

     4(a)  --Certificate of Trust of Fleet Capital I. (Certificates of Trust for each other
             Trust, identical except for the name, will be filed upon request.)(1)

     4(b)  --Declaration of Trust of Fleet Capital I. (Declarations of Trust for each other
             Trust, identical except for the name, will be filed upon request.)(1)

     4(c)  --Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Preferred Securities.(1)

     4(d)  --Form of Indenture between Fleet and The First National Bank of Chicago, as Trustee.
             (1)

     4(e)  --Form of Supplemental Indenture to be used in connection with the issuance of
             Subordinated Debt Securities and Preferred Securities. (1)

     4(f)  --Form of Preferred Security (included in Exhibit 4(c)).

     4(g)  --Form of Subordinated Debt Security (included in Exhibit 4(e)).

     4(h)  --Form of Guarantee with respect to Preferred Securities. (1)

     5(a)  --Opinion of Edwards & Angell. (1)

     5(b)  --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. (1)

     8     --Tax Opinion of Edwards & Angell. (1)

    12     --Computation of Ratio of Earnings to Fixed Charges. (1)

    23(a)  --Consent of KPMG Peat Marwick LLP as to Fleet.

    23(b)  --Consent of KPMG Peat Marwick LLP as to National Westminster Bancorp, Inc.

    23(c)  --Consent of Edwards & Angell. (included in Exhibit 5(a)).

    23(d)  --Consent of Skadden, Arps, Slate, Meagher & Flom LLP. (included in Exhibit 5(b)).

    24     --Powers of Attorney (the powers of attorney for Fleet are included in its
             Registration Statement signature page), the powers of attorney for each Trust are included in Exhibit 4(b).

    25(a)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Debt Trustee under the Indenture. (1)

    25(b)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital I and under the Preferred Securities Guarantee of Fleet for the benefit of the holders of Preferred Securities of Fleet Capital I.
             (1)

    25(c)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital II and under the Preferred Securities
             Guarantee of Fleet for the benefit of the holders of Preferred Securities of Fleet
             Capital II. (1)

    25(d)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital III and under the Preferred Securities
             Guarantee of Fleet for the benefit of the holders of Preferred Securities of Fleet
             Capital III. (1)

    25(e)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital IV and under the Preferred Securities
             Guarantee of Fleet for the benefit of the holders of Preferred Securities of Fleet
             Capital IV. (1)

    25(f)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust of Fleet Capital V and under the Preferred Securities Guarantee of Fleet for the benefit of holders of Preferred Securities of Fleet Capital V. (1)

------------------------

(1) To be filed by amendment.